UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2024

WASHINGTON TRUST BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Rhode Island	001-32991	05-0404671
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23 Broad Street
Westerly,	Rhode Island	02891
(Address of principal executive offices)		(Zip Code)

(401)	348-1200
(Registrant's telephone number, including area code)

N/A
(Former name or address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the
Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 8, 2024, the Board of Directors (the “Board”) of Washington Trust Bancorp, Inc. (the “Corporation”) appointed Angel Taveras, Esq. to serve as a director of the Corporation effective as of March 1, 2024, filling a vacancy created by an expansion of the Board. Mr. Taveras was also appointed to the Board of Directors of the Corporation’s subsidiary bank, The Washington Trust Company, of Westerly.

Mr. Taveras was appointed to the class of directors serving until the Corporation’s 2024 Annual Meeting of Shareholders and until his successor is duly elected and qualified. Mr. Taveras has not been appointed to serve on a Board committee at this time; however, the Board plans to appoint him to the Audit Committee of the Board following the Corporation’s Annual Meeting of Shareholders in April 2024. The Board has determined that Mr. Taveras is independent under Nasdaq listing rules and other applicable standards. Mr. Taveras has extensive leadership and legal expertise. He recently joined Adler Pollock & Sheehan P.C. as Senior Counsel and is the former Mayor of the City of Providence.

Mr. Taveras will receive compensation for his service as a director in accordance with policies and procedures previously approved by the Board for non-employee directors of the Corporation and as more fully described in the Corporation's Proxy Statement on Schedule 14A relating to the 2023 Annual Meeting of Shareholders under the heading “Director Compensation” (and such description is incorporated herein by reference). The annual non-employee director cash retainer will be prorated for 2024 to reflect the effective date of his appointment.

There is no arrangement or understanding between Mr. Taveras and any other person pursuant to which Mr. Taveras was appointed to the Board. Mr. Taveras is not a party to any transactions that would be required to be disclosed under Section 404(a) of Regulation S-K. There are no family relationships between Mr. Taveras, on the one hand, and any director, executive officer or any other person nominated or chosen by the Corporation to become a director or executive officer, on the other.

In addition, the Corporation previously filed a Current Report on Form 8-K with the Securities and Exchange Commission on January 30, 2024 disclosing the appointment of Debra M. Paul to the Board. A copy of the press release announcing the appointments of Ms. Paul and Mr. Taveras dated February 12, 2024, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit No.	Exhibit

	99.1	Press release dated February 12, 2024*
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Filed herewith

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WASHINGTON TRUST BANCORP, INC.
Date:	February 12, 2024	By:	/s/ Ronald S. Ohsberg
Ronald S. Ohsberg
Senior Executive Vice President, Chief Financial Officer and Treasurer